Exhibit 99.1

November 4, 2004

DTE ENERGY REPORTS THIRD QUARTER EARNINGS

     DETROIT — DTE Energy (NYSE:DTE) today reported earnings for the third quarter ended Sept. 30, 2004, of $93 million, or $0.54 per diluted share, compared with $176 million, or $1.04 per diluted share in the third quarter 2003.

     Operating earnings (which exclude non-recurring items, tax credit-driven normalization, discontinued operations and cumulative effect of accounting changes) for the 2004 third quarter were $69 million, or $0.40 per diluted share, which is comparable with operating earnings of $114 million, or $0.67 per diluted share for the same period in 2003.

     Reported earnings for the nine months ended Sept. 30, 2004 were $318 million, or $1.84 per diluted share versus $292 million or $1.73 per diluted share in 2003. Year-to-date operating earnings through Sept. 30 were $263 million, or $1.52 per diluted share, compared with $362 million, or $2.15 per diluted share in 2003.

     A reconciliation of reported to operating earnings for both the quarter ended and nine months ended Sept. 30, 2004 and 2003 is at the end of this release.

     “Our third quarter earnings results clearly demonstrate the continuation of a difficult year for our two utilities, Detroit Edison and MichCon,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “Detroit Edison was particularly hard-hit this quarter, with its operating earnings down nearly 45 percent from the third quarter last year.”

     While mild summer weather was a significant factor in Detroit Edison’s quarterly earnings decline, the loss of customer load to Michigan’s Electric Choice program also played a large role in the utility’s financial results.

     “Detroit Edison and MichCon are nearing the end of a regulatory cycle that started nearly ten years ago, which was the last time they had base rate increases,” Earley said. “The good news is that as 2004 comes to a close, we anticipate that our utilities will soon be on a path to return them to financial health, with the resolution of their rate cases expected shortly, and hopefully, improvements to Michigan’s Electric Choice program which would ensure fairness to all program participants.”

     “Our non-regulated businesses continue to perform very well,” Earley said, “and combined with timely rate orders providing reasonable rate adjustments for our utilities, DTE Energy’s earnings and cash flow should strengthen considerably.”

     Operating earnings results for the third quarter 2004, by business unit, were as follows:

•	DTE Energy Resources operating earnings were $0.56 per diluted share versus $0.73 per diluted share in the third quarter 2003. The regulated operations of this business unit, which are the power generation services of Detroit Edison, declined $0.27 per diluted share versus last year. The decrease was driven by reduced gross margins, due primarily to the loss of retail customer sales to the Electric Choice program, as well as milder summer weather versus last year. Increased operation and maintenance expenses, reflecting costs associated with maintaining the generation fleet, higher allocations for customer support services, and costs associated with the DTE2 project, a company-wide initiative to implement new core information systems, also negatively impacted quarterly results. Earnings for the quarter benefited from increased interim base rates and transition charge revenues, and the recording of $23 million (after tax) of regulatory deferrals.

     The non-regulated operations of this business unit include the company’s energy services, energy marketing and trading, coal services and biomass businesses. Earnings at these non-regulated operations increased $0.10 per diluted share from last year. The increase was mainly attributable to higher gains recognized from selling majority interests in the company’s synfuel plants, as well as higher production of synthetic fuel, reflecting the company’s decision to produce synfuel primarily from plants in which we have sold interests. During the third quarter 2004, the company produced 4.4 million tons of synfuel, versus 1.6 million tons in the same period last year. Also benefiting quarterly earnings were higher revenues from coke sales, due to higher coke sales volumes combined with higher market prices, and increased revenues from on-site energy projects, reflecting the completion in the second quarter of new long-term utility service contracts with a large automotive company and a large manufacturer of paper products. Partially offsetting these increases were reduced earnings at energy marketing and trading, due to higher unrealized losses on economic hedge contracts related to storage assets at CoEnergy.

•	DTE Energy Distribution had operating earnings of $0.13 per diluted share versus $0.19 per diluted share last year. The regulated operations of this business unit are the electric distribution services of Detroit Edison. These regulated operations experienced a year-over-year decrease of $0.05 per diluted share, driven by lower revenues due to milder summer weather, and increased operation and maintenance expenses, due to higher reserves for uncollectable accounts receivable, costs associated with the DTE 2 project and higher transmission expenses, resulting from a refund in the 2003 third quarter. The impact of increased interim base rates partially offset the earnings decline.

     The non-regulated operations of this business unit consist primarily of DTE Energy Technologies, which markets and distributes a portfolio of distributed generation products and services. Year-over-year performance at this business declined by $0.01 per diluted share.

•	DTE Energy Gas had an operating loss of $0.28 per diluted share versus an operating loss of $0.20 per diluted share last year. The regulated operations include the gas distribution services provided by MichCon. Regulated operations were down $0.04 per diluted share due mainly to an unfavorable effective tax rate adjustment driven by lower estimated annual earnings, as well as the impact of mild weather.

     Non-regulated operations include the production of gas in northern Michigan and the gathering, transporting, processing and storage of gas. Operating earnings from these businesses declined by $0.04 per diluted share year-over-year due to gains recorded in the 2003 third quarter from selling our 16 percent pipeline interest in the Portland Natural Gas Transmission System.

•	Corporate & Other includes interest costs, as well as certain non-regulated investments, including assets held for sale and investments in emerging energy technologies. Corporate & Other had an operating loss of $0.01 per diluted share, compared with an operating loss of $0.05 per diluted share in 2003, due to lower financing costs.

•	Use of Operating Earnings Information — DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

DTE Energy’s executive vice president and CFO, David E. Meador, indicated that 2005 holds the potential for financial progress. “We believe that the coming year will provide closure on a number of significant financial uncertainties for our company. With our utilities returning to financial health, continued growth from our non-regulated businesses, and a dividend yield of approximately 5%, DTE Energy is an attractive investment opportunity.”

Recent Events and Developments

FERC Approval for Sale of Gas-Fired Peaker Units
On Oct. 27, 2004, DTE Energy Services received FERC approval for the sale of 2 gas-fired peaker units at its Georgetown, Indiana power plant. The sale of the two units, representing 160 MW, is expected to close in the fourth quarter of this year. The sale of the Georgetown units is consistent with DTE Energy’s plan to optimize the value of its merchant generation portfolio.

Renewal of Revolving Credit Facilities
On Oct. 15, 2004, DTE Energy entered into a $525 million, five-year unsecured revolving credit facility and lowered its existing three-year revolving credit facility from $350 million to $175 million. Detroit Edison and MichCon also entered into similar revolving credit facilities. Detroit Edison entered into a $206.25 million, five-year facility and lowered its three-year facility from $137.5 million to $68.75 million. MichCon entered into a $243.75 million, five-year facility and lowered its three-year facility from $162.5 million to $81.25 million. The five-year facilities replace the October 2003 364-day facilities, which expired. The credit facilities may be utilized for general corporate borrowings, but are intended primarily to provide liquidity support for each of the companies’ commercial paper programs.

Michigan Public Service Commission Issues MichCon Interim Rate Order
On Sept. 21, 2004, the MPSC issued an order granting interim rate relief to MichCon. The interim rate increase, which took effect Sept. 22, would total $35.3 million if it were in effect for a full year.

MPSC Staff Recommendation on Final Rate Relief for MichCon
On July 26, 2004, the MPSC staff recommended a $76 million increase in base rates compared to MichCon’s requested base rate relief of $194 million. MichCon proposed a provision, which was subsequently supported by the MPSC staff that would allow MichCon to recover or refund 90% of uncollectable accounts receivables expense above or below the amount that is reflected in base rates. In addition, the MPSC staff proposed a 50% debt and 50% equity capital structure utilizing a rate of return on common equity of 11%. MichCon’s current allowed rate of return on common equity is 11.5%. MichCon expects a final order in the first quarter of 2005.

Administrative Law Judge Recommendation on Detroit Edison Final Rate Relief
On Aug. 26, 2004, the Administrative Law Judge (ALJ) issued a Proposal for Decision regarding final rate relief requested by Detroit Edison. The ALJ agreed with the MPSC staff and recommended a $254 million base rate increase, which excluded $93 million of stranded costs. The recommended base rate increase is predicated upon Detroit Edison being allowed to retain third-party wholesale sales due to electric Customer Choice to recover the $93 million of stranded costs. The ALJ endorsed the MPSC staff’s position on regulatory assets and historical stranded costs. Detroit Edison expects a final rate order this month.

     This earnings announcement, as well as a package of detailed financial information, is available on the company’s website at www.dteenergy.com on the “Investors” page.

     DTE Energy will conduct a conference call with the investment community at 9 a.m. EDT Friday, Nov. 5, to discuss third quarter earnings results. Investors, the news media and the public may listen to a live Internet broadcast of the DTE Energy conference call at www.dteenergy.com. A replay will be available approximately one hour after the conference call until Dec. 4, and the internet broadcast will be archived on the company’s website.

     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy’s largest operating subsidiaries are Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, and MichCon, a natural gas utility serving 1.2 million customers in Michigan. Information about DTE Energy is available at www.dteenergy.com.

     The information contained in this document is as of the date of this press release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This press release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance associated therewith; nuclear regulations and operations associated with nuclear facilities; the higher price of oil and its impact on the value of Section 29 tax credits, and the ability to utilize and/or sell interests in facilities producing such credits; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost of coal and the availability of coal and other raw materials, purchased power and natural gas and oil; effects of competition; impacts of FERC, MPSC, NRC and other applicable governmental proceedings and regulations; contributions to earnings by non-regulated businesses; changes in federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to, terrorism; changes in accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the company. This press release should also be read in conjunction with the forward-looking statements in each of DTE Energy’s, MichCon’s and Detroit Edison’s 2003 Form 10-K, and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison.

Members of the Media — For Further Information:

Lorie N. Kessler	Scott Simons
(313) 235-8807	(313) 235-8808

Analysts — For Further Information:
Investor Relations
(313) 235-8030

DTE ENERGY COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in Millions, Except per Share Amounts)	2004	2003	2004	2003
Operating Revenues	$1,594	$1,654	$5,188	$5,349

Operating Expenses
Fuel, purchased power and gas	316	452	1,434	1,758
Operation and maintenance	884	742	2,517	2,298
Depreciation, depletion and amortization	190	170	536	547
Taxes other than income	86	71	231	255
Gains on sale of assets, net	(55)	(13)	(166)	(29)

	1,421	1,422	4,552	4,829

Operating Income	173	232	636	520

Other (Income) and Deductions
Interest expense	131	135	391	412
Interest income	(14)	(7)	(41)	(22)
Minority interest	(66)	(20)	(147)	(72)
Other income	(27)	(44)	(86)	(75)
Other expenses	20	31	65	82

	44	95	182	325

Income Before Income Taxes	129	137	454	195
Income Tax Provision (Benefit)	36	(43)	129	(56)

Income from Continuing Operations	93	180	325	251

Income (Loss) from Discontinued Operations, net of tax	—	(4)	(7)	68
Cumulative Effect of Accounting Changes, net of tax	—	—	—	(27)

Net Income	$93	$176	$318	$292

Basic Earnings per Common Share
Income from continuing operations	$.54	$1.07	$1.89	$1.49
Discontinued operations	—	(.02)	(.04)	.41
Cumulative effect of accounting changes	—	—	—	(.16)

Total	$.54	$1.05	$1.85	$1.74

Diluted Earnings per Common Share
Income from continuing operations	$.54	$1.06	$1.88	$1.49
Discontinued operations	—	(.02)	(.04)	.40
Cumulative effect of accounting changes	—	—	—	(.16)

Total	$.54	$1.04	$1.84	$1.73

Average Common Shares
Basic	173	168	172	168
Diluted	174	168	173	168
Dividends Declared per Common Share	$.515	$.515	$1.545	$1.545

DTE ENERGY COMPANY
SEGMENT NET INCOME (UNAUDITED)

	Three Months Ended September 30
	2004				2003
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Energy Resources
Regulated — Power Generation	$34	$—		$34	$61	$16	L	$77
Non-regulated
Energy Services	51	—		51	23	—		23
Energy Marketing & Trading	12	—		12	23	—		23
Other	1	—		1	(1)	—		(1)

Total Non-regulated	64	—		64	45	—		45

	98	—		98	106	16		122

Energy Distribution
Regulated — Power Distribution	28	—		28	35	—		35
Non-regulated	(4)	—		(4)	(3)	—		(3)

	24	—		24	32	—		32

Energy Gas
Regulated — Gas Distribution	(55)	—		(55)	(45)	—		(45)
Non-regulated	5	—		5	12	—		12

	(50)	—		(50)	(33)	—		(33)

Corporate and Other	21	(24)	B	(3)	75	(82	)B	(7)

	21	(24)		(3)	75	(82)		(7)

Income from Continuing Operations
Regulated	7	—		7	51	16		67
Non-regulated	65	—		65	54	—		54
Corporate and Other	21	(24)		(3)	75	(82)		(7)

	93	(24)		69	180	(66)		114

Discontinued Operations
Income from operations	—	—		—	—	—		—
Impairment loss/ Gain on sale	—	—		—	(4)	4	I	—

	—	—		—	(4)	4		—

Cumulative Effect of Accounting Changes
Asset retirement obligations	—	—		—	—	—		—
Energy trading activities	—	—		—	—	—		—

	—	—		—	—	—		—

Net Income	$93	$(24)		$69	$176	$(62)		$114

ADJUSTMENTS KEY

A)	Adjustment for contract termination / modification	Terminated a long-term gas exchange agreement and modified a related transportation agreement with a pipeline company
B)	Tax credit driven normalization	Quarterly adjustment at DTE Energy to normalize its effective tax rate. Annual results not impacted
C)	Impairment loss / Discontinued operations	Impairment charge relating to the expected loss on sale of Southern Missouri Gas Company
D)	Adjustment of EITF 98-10 accounting change	Flowback of the cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10
E)	Loss on sale of steam heating business	Sold Detroit Edison steam heating business
F)	Disallowance of gas costs	Reserve for the potential disallowance of MichCon 2002 gas procurement costs
G)	Contribution to DTE Energy Foundation	Used a portion of International Transmission Company (ITC) sale proceeds to fund the DTE Energy Foundation
H)	Adjustment for discontinued operations	Sold ITC
I)	Gain on sale of ITC	Sold ITC
J)	Asset retirement obligations	Cumulative effect of a change in accounting principle from adoption of SFAS 143
K)	Adjustment of EITF 98-10 accounting change	Cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10
L)	Blackout costs	Costs associated with the August 2003 blackout

DTE ENERGY COMPANY
SEGMENT DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended September 30
	2004				2003
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Energy Resources
Regulated — Power Generation	$0.19	$—		$0.19	$0.36	$0.10	L	$0.46
Non-regulated
Energy Services	0.29	—		0.29	0.14	—		0.14
Energy Marketing & Trading	0.07	—		0.07	0.14	—		0.14
Other	0.01	—		0.01	(0.01)	—		(0.01)

Total Non-regulated	0.37	—		0.37	0.27	—		0.27

	0.56	—		0.56	0.63	0.10		0.73

Energy Distribution
Regulated — Power Distribution	0.16	—		0.16	0.21	—		0.21
Non-regulated	(0.03)	—		(0.03)	(0.02)	—		(0.02)

	0.13	—		0.13	0.19	—		0.19

Energy Gas
Regulated — Gas Distribution	(0.31)	—		(0.31)	(0.27)	—		(0.27)
Non-regulated	0.03	—		0.03	0.07	—		0.07

	(0.28)	—		(0.28)	(0.20)	—		(0.20)

Corporate and Other	0.13	(0.14	)B	(0.01)	0.44	(0.49	)B	(0.05)

	0.13	(0.14)		(0.01)	0.44	(0.49)		(0.05)

Income from Continuing Operations
Regulated	0.04	—		0.04	0.30	0.10		0.40
Non-regulated	0.37	—		0.37	0.32	—		0.32
Corporate and Other	0.13	(0.14)		(0.01)	0.44	(0.49)		(0.05)

	0.54	(0.14)		0.40	1.06	(0.39)		0.67

Discontinued Operations
Income from operations	—	—		—	—	—		—
Impairment loss/ Gain on sale	—	—		—	(0.02)	0.02	I	—

	—	—		—	(0.02)	0.02		—

Cumulative Effect of Accounting Changes
Asset retirement obligations	—	—		—	—	—		—
Energy trading activities	—	—		—	—	—		—

	—	—		—	—	—		—

Net Income	$0.54	$(0.14)		$0.40	$1.04	$(0.37)		$0.67

ADJUSTMENTS KEY

A)	Adjustment for contract termination / modification	Terminated a long-term gas exchange agreement and modified a related transportation agreement with a pipeline company
B)	Tax credit driven normalization	Quarterly adjustment at DTE Energy to normalize its effective tax rate. Annual results not impacted
C)	Impairment loss / Discontinued operations	Impairment charge relating to the expected loss on sale of Southern Missouri Gas Company
D)	Adjustment of EITF 98-10 accounting change	Flowback of the cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10
E)	Loss on sale of steam heating business	Sold Detroit Edison steam heating business
F)	Disallowance of gas costs	Reserve for the potential disallowance of MichCon 2002 gas procurement costs
G)	Contribution to DTE Energy Foundation	Used a portion of International Transmission Company (ITC) sale proceeds to fund the DTE Energy Foundation
H)	Adjustment for discontinued operations	Sold ITC
I)	Gain on sale of ITC	Sold ITC
J)	Asset retirement obligations	Cumulative effect of a change in accounting principle from adoption of SFAS 143
K)	Adjustment of EITF 98-10 accounting change	Cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10
L)	Blackout costs	Costs associated with the August 2003 blackout

DTE ENERGY COMPANY
SEGMENT NET INCOME (UNAUDITED)

	Nine Months Ended September 30
	2004				2003
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Energy Resources
Regulated — Power Generation	$51	$—		$51	$132	$16	L	$148
Non-regulated
Energy Services	145	—		145	151	—		151
Energy Marketing & Trading	62	(48	)A	14	52	(16	)D	36
Other	(1)	—		(1)	(1)	—		(1)

Total Non-regulated	206	(48)		158	202	(16)		186

	257	(48)		209	334	—		334

Energy Distribution
Regulated — Power Distribution	63	—		63	15	14	E	29
Non-regulated	(15)	—		(15)	(12)	—		(12)

	48	—		48	3	14		17

Energy Gas
Regulated — Gas Distribution	(22)	—		(22)	5	17	F	22
Non-regulated	14	—		14	26	—		26

	(8)	—		(8)	31	17		48

						10	G	10
Corporate and Other	28	(14	)B	14	(117)	70	B	(47)

	28	(14)		14	(117)	80		(37)

Income from Continuing Operations
Regulated	92	—		92	152	47		199
Non-regulated	205	(48)		157	216	(16)		200
Corporate and Other	28	(14)		14	(117)	80		(37)

	325	(62)		263	251	111		362

Discontinued Operations
Income from operations	—	—		—	5	(5	)H	—
Impairment loss/ Gain on sale.	(7)	7	C	—	63	(63	)I	—

	(7)	7		—	68	(68)		—

Cumulative Effect of Accounting Changes
Asset retirement obligations	—	—		—	(11)	11	J	—
Energy trading activities	—	—		—	(16)	16	K	—

	—	—		—	(27)	27		—

Net Income	$318	$(55)		$263	$292	$70		$362

ADJUSTMENTS KEY

A)	Adjustment for contract termination / modification	Terminated a long-term gas exchange agreement and modified a related transportation agreement with a pipeline company
B)	Tax credit driven normalization	Quarterly adjustment at DTE Energy to normalize its effective tax rate. Annual results not impacted
C)	Impairment loss / Discontinued operations	Impairment charge relating to the expected loss on sale of Southern Missouri Gas Company
D)	Adjustment of EITF 98-10 accounting change	Flowback of the cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10
E)	Loss on sale of steam heating business	Sold Detroit Edison steam heating business
F)	Disallowance of gas costs	Reserve for the potential disallowance of MichCon 2002 gas procurement costs
G)	Contribution to DTE Energy Foundation	Used a portion of International Transmission Company (ITC) sale proceeds to fund the DTE Energy Foundation
H)	Adjustment for discontinued operations	Sold ITC
I)	Gain on sale of ITC	Sold ITC
J)	Asset retirement obligations	Cumulative effect of a change in accounting principle from adoption of SFAS 143
K)	Adjustment of EITF 98-10 accounting change	Cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10
L)	Blackout costs	Costs associated with the August 2003 blackout

DTE ENERGY COMPANY
SEGMENT DILUTED EARNINGS PER SHARE (UNAUDITED)

	Nine Months Ended September 30
	2004				2003
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings
Energy Resources
Regulated — Power Generation	$0.29	$—		$0.29	$0.78	$0.10	L	$0.88
Non-regulated
Energy Services	0.84	—		0.84	0.89	—		0.89
Energy Marketing & Trading	0.36	(0.28	)A	0.08	0.31	(0.10	)D	0.21
Other	(0.01)	—		(0.01)	—	—		—

Total Non-regulated	1.19	(0.28)		0.91	1.20	(0.10)		1.10

	1.48	(0.28)		1.20	1.98	—		1.98

Energy Distribution
Regulated — Power Distribution	0.37	—		0.37	0.09	0.08	E	0.17
Non-regulated	(0.09)	—		(0.09)	(0.07)	—		(0.07)

	0.28	—		0.28	0.02	0.08		0.10

Energy Gas
Regulated — Gas Distribution	(0.13)	—		(0.13)	0.04	0.10	F	0.14
Non-regulated	0.08	—		0.08	0.15	—		0.15

	(0.05)	—		(0.05)	0.19	0.10		0.29

	—	—		—	—	0.06	G	0.06
Corporate and Other	0.17	(0.08	)B	0.09	(0.70)	0.42	B	(0.28)

	0.17	(0.08)		0.09	(0.70)	0.48		(0.22)

Income from Continuing Operations
Regulated	0.53	—		0.53	0.91	0.28		1.19
Non-regulated	1.18	(0.28)		0.90	1.28	(0.10)		1.18
Corporate and Other	0.17	(0.08)		0.09	(0.70)	0.48		(0.22)

	1.88	(0.36)		1.52	1.49	0.66		2.15

Discontinued Operations
Income from operations	—	—		—	0.03	(0.03	)H	—
Impairment loss/ Gain on sale	(0.04)	0.04	C	—	0.37	(0.37	)I	—

	(0.04)	0.04		—	0.40	(0.40)		—

Cumulative Effect of Accounting Changes
Asset retirement obligations	—	—		—	(0.07)	0.07	J	—
Energy trading activities	—	—		—	(0.09)	0.09	K	—

	—	—		—	(0.16)	0.16		—

Net Income	$1.84	$(0.32)		$1.52	$1.73	$0.42		$2.15

ADJUSTMENTS KEY

A)	Adjustment for contract termination / modification	Terminated a long-term gas exchange agreement and modified a related transportation agreement with a pipeline company
B)	Tax credit driven normalization	Quarterly adjustment at DTE Energy to normalize its effective tax rate. Annual results not impacted
C)	Impairment loss / Discontinued operations	Impairment charge relating to the expected loss on sale of Southern Missouri Gas Company
D)	Adjustment of EITF 98-10 accounting change	Flowback of the cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10
E)	Loss on sale of steam heating business	Sold Detroit Edison steam heating business
F)	Disallowance of gas costs	Reserve for the potential disallowance of MichCon 2002 gas procurement costs
G)	Contribution to DTE Energy Foundation	Used a portion of International Transmission Company (ITC) sale proceeds to fund the DTE Energy Foundation
H)	Adjustment for discontinued operations	Sold ITC
I)	Gain on sale of ITC	Sold ITC
J)	Asset retirement obligations	Cumulative effect of a change in accounting principle from adoption of SFAS 143
K)	Adjustment of EITF 98-10 accounting change	Cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10
L)	Blackout costs	Costs associated with the August 2003 blackout